Exhibit 99.1

AMERIGUARD SECURITY SERIVES, INC.
ACTION BY UNANIMOUS WRITTEN
CONSENT OF THE BOARD OF
DIRECTORS

In accordance with Nevada Revised Statutes of the State of Nevada, and the Bylaws of AmeriGuard Security Services, Inc., a Nevada corporation (the “Company”), the undersigned, constituting all of the members of the Company’s Board of Directors (the “Board”), hereby take the following actions and adopt the following resolutions by unanimous written consent with a meeting:

WHEREAS the Board of Directors of the Company voted and resolved that “the Board of Directors inform Mike Goossen that effective immediately his position in the company is being changed from CFO to Senior Controller, and that Jason Bovell will assume the title and responsibilities of CFO.”

WHEREAS, That the Officers of the Company are authorized to sign and deliver any agreement in the name of the Company and to otherwise obligate the Company in any respect relating to matters of the business of the Company that are approved by the Board of Directors and within budgets approved by the Board of the Company.

1.	Election and Appointment of Officers:

RESOLVED: That the following persons are elected as an officers of the Company to the offices set forth opposite their respective name, to serve at the pleasure of the Board:

Name	Title
Lawrence Garcia	Chief Executive Officer
Jason Bovell	Chief Financial Officer

2	Management of Fiscal Affairs

RESOLVED: That the officers of the Company are authorized and directed, in their discretion, to select and designate from time to time one or more banks or other financial institutions as a depository of funds of the Company, and that the proper officers are authorized to open and maintain, in the name of the Company, a checking, savings, safe deposit, payroll or other account or accounts with said depository.

RESOLVED FURTHER: That the standard form of corporate banking or financial resolutions of such banks or financial institutions necessary to accomplish the foregoing resolution and showing the persons authorized to draw on such account, are approved and adopted as the resolutions of this Board, and the officers are authorized to execute, certify, and deliver a copy thereof to such banks or financial institutions as the resolutions of this Company.

[Signature Page Follows]

In accordance with the Company’s Bylaws, this action may be executed in writing, or consented to by electronic transmission, in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same action.

Dated:	December 7, 2023	/s/ Douglas C Anderson
Douglas C Anderson

Dated:	December 7, 2023	/s/ Lawrence Garcia
Lawrence Garcia

Dated:	December 7, 2023	/s/ Russel Honoré
Russel Honoré